EXHIBIT 10.1

EXECUTION COPY

GOVERNANCE AGREEMENT

This Governance Agreement (this “Agreement”), dated as of April 30, 2007, is entered into by and among Westaff, Inc., a Delaware corporation (the “Company”), DelStaff, LLC, a Delaware limited liability company (“DelStaff”), and Michael T. Willis, a natural person and a member of DelStaff (for the purposes of Articles II and IV only) and W. Robert Stover, a natural person (for the purposes of Section 5.3 only).

A.  Pursuant to a Stock Purchase Agreement (the “Purchase Agreement”), dated as of February 28, 2007, by and among DelStaff on the one hand, and W. Robert Stover and other parties thereto (collectively, “Sellers”), on the other hand, DelStaff purchased from the Sellers an aggregate of 7,933,396 shares of common stock, par value $0.01, of the Company (the “Common Stock”).

B.  DelStaff subsequently acquired an additional 329,300 shares of Common Stock, and now holds a total of 8,262,696 shares of Common Stock (the “Shares”), which as of the date hereof constitutes 49.7% of the outstanding shares of Common Stock and of the Total Voting Power.

C.  Section 2.2 of the Amended and Restated Bylaws of the Company (the “Bylaws”) provides that the number of directors that shall constitute the Board shall be five (5), subject to amendment in accordance with Article FIFTH of the Fourth Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”).

D.  Article FIFTH of the Certificate of Incorporation provides that any Bylaw amendment adopted by the Board increasing the authorized number of directors shall require the affirmative vote of a simple majority of the total number of directors which the Company would have if there were no vacancies.

E.  The Board currently consists of the following five directors:  (i) Patricia M. Newman, whose term expires at the 2007 annual meeting of stockholders of the Company (sometimes referred to herein as the “Class II Directors” or the “Class II Directorship”); (ii) Mr. Stover and Janet M. Brady, whose terms expire at the 2008 annual meeting of stockholders of the Company (sometimes referred to herein as the “Class III Directors” or the “Class III Directorship”); and (iii) Ronald D. Stevens and Jack D. Samuelson, whose terms expire at the 2009 annual meeting of stockholders of the Company (sometimes referred to herein as the “Class I Directors” or the “Class I Directorship”).

F.  The Company and DelStaff desire to establish in this Agreement, for the benefit of the Company’s stockholders, certain terms and conditions concerning, among other things, the expansion of the Board, the appointment of directors nominated by DelStaff to fill the resulting vacancies, certain transfers of the securities of the Company and the future governance of the Company.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the Company and DelStaff agree as follows:

ARTICLE I

BOARD OF DIRECTORS AND RELATED MATTERS

Section 1.1             Election of Directors.  Promptly (but in no event later than ten (10) calendar days after the Company files its Schedule 14F Information Statement pursuant to Rule 14f-1 of the Exchange Act, as contemplated in Section 5.4 below) or as otherwise specified by below, the Company and DelStaff shall, and shall cause their respective officers, directors, and employees, to:

(a)           Amend the Bylaws to expand the size of the Board to nine (9) directors, adding one (1) Class I Directorship, two (2) Class II Directorships and one (1) Class III Directorship.

(b)           On May 1, 2007, or as soon thereafter as possible, accept the resignation of Patricia M. Newman as President and Chief Executive Officer of the Company (the “Chief Executive Officer”) and as a Class II Director.

(c)           Cause the Board to fill the vacancies resulting from the actions taken in Sections 1.1(a) and (b) with Mr. Willis, John Black, Michael Phillips, Gerald E. Wedren and John G. Ball (collectively, the “DelStaff Directors”).

(d)           After the actions contemplated by Section 1.1(c) above, obtain the resignations of all of the directors of the Company who were directors on the date of this Agreement, and immediately thereafter, (i) reassign the resulting vacancies of one Class I Directorship, two Class II Directorships and one Class III Directorship to become vacancies of one Class I Directorship, two Class II Directorships and one Class III Directorship, and (ii) cause the Board to reappoint W. Robert Stover, Janet M. Brady, Jack D. Samuelson and Ronald D. Stevens to the Board (collectively, the “Company Directors”) as directors of the Company.

(e)           The actions contemplated in Sections 1.1(c) and 1.1(d) above shall be taken such that immediately thereafter, the Board shall consist of the following directors in the following classes:

Class I Directors (terms to expire in 2009):

(1)           Ronald D. Stevens

(2)           Gerald E. Wedren

(3)           John G. Ball

Class II Directors (terms to expire in 2010):

(4)           Janet M. Brady

(5)           John Black

(6)           Michael Phillips

Class III Directors (terms to expire in 2008):

(7)           W. Robert Stover

(8)           Michael Willis

(9)           Jack D. Samuelson

The parties agree that for purposes of this Agreement, Ms. Brady, Mr. Samuelson, Mr. Stevens, Mr. Wedren and Mr. Ball shall each be considered an Independent director.

(f)            Cause the Board to appoint (or reappoint):

(i)            Mr. Stover as Chairman of the Board (the “Chairman”);

(ii)           Ms. Brady, Mr. Black and Mr. Ball as the members of the Compensation Committee of the Board (the “Compensation Committee”), with Ms. Brady serving as the Chairperson thereof;

(iii)          Mr. Stevens, Mr. Samuelson and Mr. Wedren as members of the Audit Committee of the Board (the “Audit Committee”), with Ronald D. Stevens serving as Chairperson thereof; and

(iv)          Ms. Brady, Mr. Black and Mr. Wedren as members of the Nominating and Governance Committee of the Board (the “Nominating and Governance Committee”), with Ms. Brady serving as Chairperson thereof.

(g)           The parties hereto agree that each director appointed in accordance with this Section 1.1 shall hold office until the annual meeting of the Company’s stockholders at which the term of the class to which such director has been appointed expires, and until his or her respective successor is elected and qualified or until his or her earlier death, resignation or removal from office.

Section 1.2             On-Going Board Composition.  Subject to compliance with any federal or state securities laws and the Listing Requirements, after the actions contemplated by Section 1.1 above, the Company and DelStaff shall, and shall cause each of their respective officers, directors, and employees to, ensure that:

(a)           The size of the Board shall remain at nine (9) directors, with three (3) Class I Directors, three (3) Class II Directors and three (3) Class III Directors.  Each class of directors shall serve for a term of three years in accordance with the Certificate of Incorporation.

(b)           A majority of the Board shall consist of directors who are Independent.

(c)           If any of Michael Willis, John Black or Michael Phillips (together with all directors appointed under this Section 1.2(c), the “DelStaff Affiliated Directors”) or any of their respective replacements then serving as a director shall no longer be able to serve as a director for any reason whatsoever, DelStaff shall have the right (and the Company shall do all lawful things necessary and advisable) to cause the Board to fill such vacancy with an individual nominated by DelStaff.  If such inability to serve occurs at the end of such DelStaff Affiliated Director’s term, DelStaff shall provide the notice for a new director nominee as provided in Section 1.2(e) below. If such inability to serve occurs prior to the end of such DelStaff Affiliated Director’s term, DelStaff shall promptly inform the Company of any replacement director and the Company shall cause such replacement director to be appointed to the Board and any applicable committee to fill the unexpired term of the director being replaced.

(d)           If any of Gerald E. Wedren or John G. Ball (together with all directors appointed under this Section 1.2(d), “DelStaff Independent Directors”) or any of their respective replacements then serving as a director shall no longer be able to serve as a director for any reason whatsoever, DelStaff shall have the right (and the Company shall do all lawful things necessary and advisable) to cause the Board to fill such vacancy with an individual nominated by DelStaff, provided that, such nominee is Independent.  If such inability to serve occurs at the end of such DelStaff Independent Director’s term, DelStaff shall provide the notice for a new director nominee as provided in Section 1.2(e) below. If such inability to serve occurs prior to the end of such DelStaff Independent Director’s term, DelStaff shall promptly inform the Company of any replacement director and the Company shall cause such replacement director to be appointed to the Board and any applicable committee to fill the unexpired term of the director being replaced.

(e)           Unless DelStaff advises the Board in writing of one or more replacement of DelStaff Directors (subject to the qualifications of the directors in Sections 1.2(c) and (d) above) for the Company’s next annual or special meeting of stockholders at which directors are to be elected and the term of one or more of the DelStaff Directors expires, the then current DelStaff Director(s) for any such meeting shall be deemed to be the incumbent DelStaff Director(s) to be elected at such meeting.  Such written notice by DelStaff, including information of such new nominee director (i) sufficient for the Board to determine whether the director qualifies under the requirements contained in Sections 1.2(c) and (d) above and (ii) sufficient for the Company to fulfill its disclosure obligations under the Exchange Act, shall be provided to the Board at least twenty (20) days prior to the date of the filing with the Securities and Exchange Commission (the “SEC”) of the proxy statement relating to such meeting.  The Company shall provide to DelStaff in writing the filing date of such proxy statement at least forty-five (45) days prior to such filing date.

(f)            So long as Jack D. Samuelson, Janet M. Brady and Ronald D. Stevens (together with all directors appointed under this Section 1.2(f), the “Company Independent Directors”) are willing to serve as directors of the Company, the Company and DelStaff shall do all lawful things necessary and advisable to cause each of Mr. Samuelson, Mr. Stevens and Ms. Brady to be elected or appointed as a director of the Company.  If any Company Independent Director shall no longer be able to serve as a director for any reason whatsoever, such vacancy shall be filled at the determination of a majority of the remaining Company Independent Directors and DelStaff Independent Directors, voting as a group (the “Super Independent Group”), in their sole discretion, in consultation with the Nominating and Governance Committee, provided that, the replacement director shall be Super Independent.  The Nominating and Governance Committee shall have the exclusive authority to select and approve all director candidates that are submitted to the Super Independent Group for approval in accordance with this Section 1.2(f).  If such inability to serve occurs at the end of such Company Independent Director’s term, the replacement director selected by the Super Independent Group shall be the director nominee to be elected at the next annual or special meeting of stockholders at which director are to be elected. If such inability to serve occurs prior to the end of such Company Independent Director’s term, the Company and DelStaff shall do all lawful things necessary and advisable to cause the replacement director selected by the Super Independent Group to be appointed to the Board and any applicable committee to fill the unexpired term of the director being replaced.

(g)           If the Company Director who is not a Company Independent Director shall no longer be able to serve as a director for any reason whatsoever (including, with respect to Mr. Stover, his resignation in accordance with Section 5.3), such vacancy shall be filled at the determination of a majority of the Independent directors, in their sole discretion, in consultation with the Nominating and Governance Committee.  The Nominating and Governance Committee shall have the exclusive authority to select and approve all director candidates that are submitted to the Independent directors for approval in accordance with this Section 1.2(g).  If such inability to serve occurs at the end of such Company Director’s term, the replacement director selected by the majority of the Independent directors shall be the director nominee to be elected at the next annual or special meeting of stockholders at which directors are to be elected. If such inability to serve occurs prior to the end of such Company Director’s term, the Company and DelStaff shall do all lawful things necessary and advisable to cause the replacement director selected by the majority of the Independent directors to be appointed to the Board and any applicable committee to fill the unexpired term of the director being replaced.

(h)           The Board shall maintain a Compensation Committee, an Audit Committee and a Nominating and Governance Committee, each of which shall be comprised of three (3) members.  Other than the Audit Committee, which shall be comprised only of DelStaff Independent Directors or Company Independent Directors, each committee shall include one (1) DelStaff Affiliated Director, one (1) DelStaff Independent Director and one (1) Company Independent Director, and each of their successors that are appointed in accordance with Sections 1.2(c) through (f).  Any other committees of the Board shall consist of a majority of directors who are Independent.  At least one (1) DelStaff Affiliated Director shall be permitted to attend all Audit Committee meetings, except that such director shall not attend the executive sessions of the Audit Committee and shall not have a vote on the Audit Committee.

(i)            Immediately after Mr. Stover’s resignation as Chairman on June 29, 2007 in accordance with Section 5.3, if Mr. Willis is then serving as the Chief Executive Officer, the Board (other than Mr. Willis and the then current Chairman, who shall abstain) shall make a determination regarding the appointment of Mr. Willis as Chairman.  If so appointed, Mr. Willis shall serve as Chairman until his successor is elected and qualified or until his earlier death, resignation or removal from office.

(j)            All directors who are not employees of the Company shall be paid, subject to future increases upon recommendation by the Compensation Committee, at least a $25,000 retainer per year and an additional $6,000 annual fee for committee chairmanship, plus an additional fee of $1,000 per Board or committee meeting attended in person or $500 for each telephonic Board or committee meeting attended, provided, that, if a Board meeting and a committee meeting were held on the same day, the total fee will not exceed $1,000 per day (collectively, “Board Fees”).  All directors who are not employees of the Company shall be promptly reimbursed for his or her reasonable expenses in performing his or her duties as a director, including reasonable travel expenses incurred to attend any meeting of the Board or its committee.  In addition, the Compensation Committee shall determine grants of equity incentive compensation applicable to all directors who are not employees of the Company.  All Board Fees payable under this Section 1.2(j) to Mr. Black and Mr. Phillips shall be paid directly to DelStaff.

(k)           Subject to the other provisions of this Agreement, the DelStaff Directors shall have and shall be entitled to exercise the same powers, protections, obligations and compensation as other directors of the Company, and shall have such rights provided to, and obligations required by, directors of a Delaware corporation under Delaware law.  Without limiting the foregoing, promptly after the execution of this Agreement but in no event after the completion of the actions contemplated in Section 1.1 above, the Company shall add the DelStaff Directors to the Company’s existing directors’ and officers’ liability insurance policy and (if applicable) enter into indemnification agreements (if any) entered into with other Board members (who are not also officers or employees of the Company).

(l)            The Company shall use its reasonable best efforts to solicit from the stockholders of the Company eligible to vote for the election of directors proxies in favor of all nominees designated or nominated in accordance with Section 1.1 or Section 1.2.

(m)          The Company and DelStaff shall take or cause to be taken all lawful actions necessary to ensure at all times that the Certificate of Incorporation and Bylaws are not, at any time, inconsistent with the provisions of this Agreement.

Section 1.3             Conduct of the Board.  The Company and DelStaff shall take or cause to be taken all lawful actions necessary to ensure that:

(a)           The Board shall meet no less than quarterly.  At least 50% of the meetings of the Board shall be held within 50 miles of San Francisco.

(b)           The Company shall obtain and maintain in full force and effect directors’ and officers’ liability insurance and shall pay all premiums due on such policy as they become due with a carrier and in an amount satisfactory to the Board.  The Company shall not cause any material diminution of the policy limits of or coverage provided by such policy without the consent of the Board.

(c)           Notwithstanding anything to the contrary set forth in this Article I, the Board shall be entitled to act in accordance with its fiduciary obligations to the Company and its stockholders under applicable law, and shall be entitled to take such actions as are necessary to comply with applicable law, with respect to the performance of the Company’s obligations under this Agreement; provided however, that the Board has determined that as of the date of this Agreement, the transactions contemplated hereby are in the best interest of the Company’s stockholders.

Section 1.4             Chief Executive Officer.  DelStaff and the Company agree that:

(a)           Immediately upon the resignation of Ms. Newman as Chief Executive Officer on May 1, 2007, or as soon thereafter as possible, the Company and DelStaff shall cause Mr. Willis to be appointed as the Chief Executive Officer.

(b)           The terms of any employment or similar agreement with the Chief Executive Officer shall be determined by a majority of the Independent directors upon the recommendation of the Compensation Committee.

(c)           Upon execution of this Agreement, Mr. Willis shall be provided with access to any business information and employees of the Company he believes necessary or desirable.

ARTICLE II

RELATED PARTY TRANSACTIONS

Section 2.1             Transactions Involving Stockholder.  The parties hereto agree that any transaction between the Company, on the one hand, and any of DelStaff, Mr. Willis or any of their respective Affiliates, on the other hand, required by the Listing Requirements to be pre-approved by the Audit Committee, and any amendment, modification or waiver of any provisions of this Agreement, shall be approved by the Audit Committee and a majority of the Super Independent Group .

Section 2.2             First Look.  Each of DelStaff, Mr. Willis and their respective Affiliates agrees and covenants, and shall use their reasonable best efforts to ensure, that each of the DelStaff Directors shall, after receipt of any offer or inquiry to purchase all or substantially all of the Common Stock held by DelStaff, disclose such offer or inquiry to the remaining members of the Board no later than five (5) business days prior to the execution of a definitive agreement for such sale; provided however, that the Company agrees to take no action to frustrate the sale process unless the Board reasonably determines in good faith (after oral consultation with outside legal counsel) that such action is required in order to comply with its fiduciary duties to the stockholders of the Company under Delaware law or to preserve the rights of the Company under this Agreement.

ARTICLE III

CONFIDENTIALITY

Section 3.1             Disclosure of Confidential Information.  The Company may disclose to DelStaff proprietary and confidential information, including but not limited to, any and all information, whether oral or written, relating to the business of the Company (all such information, the “Information”).  DelStaff acknowledges that neither the Company, nor its Affiliates, makes any express or implied representation or warranty to it as to the accuracy or completeness of the Information.  DelStaff agrees and covenants, and shall use its reasonable best efforts to ensure that:

(a)           All Information shall be held in strict confidence by DelStaff and its Affiliates, officers, managers, members, employees, financing sources, agents and financial and legal advisors (collectively, the “Representatives”) and shall not be disclosed to any other Person, without the Company’s prior written consent or except as may be required by law, regulation or legal process, or to the extent such Information is or becomes publicly available, other than as a result of a breach of this Article III.  DelStaff also agrees that it will direct its Representatives not to disclose to any other Person that DelStaff has received the Information.

(b)           Until the Information is or becomes publicly available, other than as a result of a breach of this Article III, DelStaff shall use the Information only for monitoring and evaluating DelStaff’s investment in the Company and not for any other purpose or in any manner that would constitute a violation of any applicable laws or regulations.

(c)           DelStaff shall take the same degree of care that it uses to protect its own confidential and proprietary information of similar nature and importance (but in no event less than reasonable care) to protect the confidentiality and avoid the unauthorized use, disclosure, publication or dissemination of the Information.

(d)           In the event that DelStaff or any of its Representatives is requested pursuant to, or required by, applicable law, regulation or legal process to disclose any of the Information or any other information concerning the Company, it will notify the Company promptly so that the Company may (i) seek a protective order or other appropriate remedy or (ii) consult with DelStaff to take steps to resist or narrow the scope of such request or legal process. In the event that no such protective order or other remedy is obtained, DelStaff and its Representatives shall furnish only that portion of the Information which, under advise of counsel, is legally required and will exercise reasonable best efforts to obtain reliable assurance that confidential treatment will be accorded the Information so furnished.

Section 3.2             Insider Trading Prohibitions.  DelStaff acknowledges that it and its Representatives are aware that the U.S. securities laws prohibit any person who has material non-public information about a company from purchasing or selling, directly or in indirectly, securities of such company (including entering into hedge transactions involving such securities), or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.  Accordingly, DelStaff agrees that it will not use or permit any third party to use, and that it will use its reasonable best efforts to assure that none of its Representatives will use or permit any third party to use, any of the Information the Company provides in contravention of the U.S. securities laws and, if required by such laws, DelStaff and its Representatives shall cease trading in the Company’s securities as applicable.  Furthermore, DelStaff agrees and covenants to comply with, and to ensure that its Affiliates comply with, the Company’s Insider Trading Policy, a complete and accurate copy of which has been delivered to DelStaff.

ARTICLE IV

STANDSTILL

Section 4.1             Standstill.  Until sixty (60) days after the date of this Agreement (the “Standstill Termination Date”), DelStaff and Mr. Willis covenant and agree that they and their respective Affiliates shall not acquire beneficial ownership of any Voting Securities other than the Shares, and each of DelStaff and Mr. Willis, severally and not jointly, represents that, as of the date hereof, it or he does not beneficially own any shares of Common Stock other than the Shares.  Notwithstanding the above, in the event that the Company shall issue shares of Common Stock or securities convertible into or exercisable for Common Stock from and after the date of this Agreement and prior to the Standstill Termination Date, other than pursuant to the Company’s existing equity incentive plans, the Company shall extend to DelStaff the right to purchase its pro rata share of any such shares or other securities.

ARTICLE V

OTHER COVENANTS

Section 5.1             Amending Certificate of Incorporation.  Promptly after the date of this Agreement and after completion of the actions contemplated by Section 1.1 above, the Company and DelStaff shall, and shall cause the Company’s officers, directors, and employees, to, take all appropriate action, and do all things, and execute and deliver such further documents and instruments, as may be necessary, proper or advisable to amend the Company’s certificate of incorporation to permit any stockholder that beneficially owns twenty percent (20%) or more of the Total Voting Power of the Company to call a special meeting of the stockholders of the Company (the “20% Amendment”), including, but not limited to, calling and/or holding a special meeting of stockholders of the Company for the purpose of approving and adopting the foregoing amendment (the “Stockholders Meeting”), but not for any purpose in contravention to this Agreement.

Section 5.2             Satisfaction of Representation Event.  DelStaff agrees and covenants, for the benefit of the Sellers, that the Representation Event (as such term is defined in the Purchase Agreement) shall be deemed to occur at the earlier of (a) immediately after the Stockholders Meeting and (b) at the close of business on June 29, 2007, and that on such date, (x) each Promissory Note (as defined in the Purchase Agreement) shall mature and DelStaff shall pay the outstanding principal amount thereof (together with any interest and other amounts accrued thereon to the Representation Date, and without any extension of the payment date, including without limitation, any extension pursuant to Section 1.01(b) of such Promissory Note), (y) subject to the provisions of Section 6.01(e) of the Purchase Agreement, the Security Interest (as defined in the Purchase Agreement) will automatically be cancelled and cease to exist (and DelStaff shall promptly take all lawful action, including under the Pledge Agreement (as defined in the Purchase Agreement) and the Custody Agreement (as defined in the Purchase Agreement), to cause the release of the Security Interest), and (z) the Put Option (as defined in the Purchase Agreement) shall automatically expire and be terminated in accordance with its terms, without further action by DelStaff or the Sellers.

Section 5.3             Resignation of Chairman.  Immediately after the Stockholders Meeting on June 29, 2007, (a) Mr. Stover shall provide to the Company his resignation as Chairman, as a director and as an employee of the Company, and (b) the Company and Mr. Stover shall execute and deliver a mutual general release agreement, in the form attached hereto as Exhibit A.

Section 5.4             Filing of Schedule 14F-1 Information Statement. The Company shall file a Schedule 14F-1 Information Statement, required under the Exchange Act with the SEC for the actions contemplated in this Agreement, on Tuesday, May 1, 2007, or as soon thereafter as possible.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Section 6.1             Representations and Warranties of the Company.  The Company represents and warrants that (a) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or any of the transactions contemplated hereby, and (c) this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, and is enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting creditor rights generally and (ii) as limited by laws relating to specific performance, injunctive relief or other equitable remedies.

Section 6.2             Representations and Warranties DelStaff.  DelStaff represents and warrants to the Company that (a) DelStaff is the record holder of the Shares, (b) it is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to enter into this Agreement and to carry out its obligations hereunder, (c) the execution and delivery of this Agreement by DelStaff and the consummation by DelStaff of the transactions contemplated hereby have been duly authorized by all necessary limited liability company action on the part of DelStaff and no other proceedings on its part are necessary to authorize this Agreement or any of the transactions contemplated hereby, and (d) this Agreement has been duly executed and delivered by DelStaff and constitutes a valid and binding obligation of DelStaff enforceable against DelStaff in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting creditor rights generally and (ii) as limited by laws relating to specific performance, injunctive relief or other equitable remedies.

Section 6.3             Representations and Warranties of Willis.  Willis represents and warrants to the Company that he is an individual, domiciled in Houston, Texas, with full authority to enter into this Agreement, and that this Agreement has been duly executed and delivered by him and constitutes his valid and binding obligation, enforceable against him in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting creditor rights generally, and (b) as limited by laws relating to specific performance, injunctive relief or other equitable remedies.

ARTICLE VII

DEFINITIONS

For purposes of this Agreement, the following terms shall have the following meanings:

“Affiliate” shall, (a) with respect to Mr. Willis and the Company, have the meaning set forth in Rule 12b-2 under the Exchange Act (as in effect on the date of this Agreement) and, (b) with respect to DelStaff, shall mean H.I.G. Staffing 2007, Ltd., a Cayman Islands exempted company, H.I.G. Capital Partners III, L.P., a Delaware limited partnership, H.I.G. Advisors III, L.L.C., a Delaware limited liability company, H.I.G.-GPII, Inc., a Delaware corporation, Sami W. Mnaymneh, an individual, Anthony A. Tamer, an individual, and any current or future corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or other corporate entities where any of the above named entities or individuals control, directly or indirectly, over 50% of the total combined voting power in any general election of directors of that entity.

“beneficially own” or “beneficial ownership” with respect to any securities shall mean having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

“Board” shall mean the board of directors of the Company.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Independent” shall mean any natural person who the Board has determined to be independent of the Company within the meaning of the Listing Requirements.

“Listing Requirements” shall mean the listing standards of the NASDAQ Global Markets as the same may be amended from time to time or, if the Company’s securities are listed on another national securities exchange having equally or more stringent requirements than such standards, the standards applicable to such national securities exchange.

“Person” shall mean any individual, partnership, joint venture, limited liability companies, corporation, trust, unincorporated organization, government or department or agency of a government.

“Super Independent” shall mean any natural person who is Independent and, in addition, who is not, and within the three year period immediately preceding the date of making such determination shall not have been, an officer, director, employee, partner or consultant of or to DelStaff, Mr. Willis or any of their respective Affiliates.

“Term” of this Agreement shall commence on the date hereof and shall end on the date on which DelStaff, Willis and their respective Affiliates shall collectively cease to beneficially own Voting Securities representing at least 20% of the Total Voting Power and have filed a Schedule 13D or 13G reporting such change of beneficial ownership.

“Total Voting Power” at any time shall mean the total combined voting power in the general election of directors of all the Voting Securities then outstanding.

“Voting Securities” shall mean at any time shares of any class of capital stock of the Company which are then entitled to vote generally in the election of directors including, without limitation, the Common Stock.

ARTICLE VIII

MISCELLANEOUS

Section 8.1             Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including telecopy) and shall be deemed to have been duly given, delivered and received (a) if delivered personally or (b) if sent by facsimile, registered or certified mail (return receipt requested) postage prepaid, or by courier guaranteeing next day delivery, in each case to the applicable party to whom it is directed at the addresses indicated below:

if to the Company, to:		Westaff, Inc.
298 North Wiget Lane,
Walnut Creek, CA 94598
Attn: Corporate Secretary
Fax: (925) 256-1500

with a copy to:		Morrison & Foerster LLP
425 Market Street,
San Francisco, CA 94105
	Attn:	John W. Campbell, Esq.
Liza Mark, Esq.
Fax: (415) 268-7522

if to DelStaff to:		855 Boylston Street - 11th Floor
Boston, Massachusetts 02116

	Attention:	John Black
Michael Phillips
Fax: (617) 262-1505

with a copy to:	H.I.G. Capital, L.L.C.
1001 Brickell Bay Drive, 27th Floor
Miami, Florida 33131
Attention: Richard H. Siegel, Esq.
Fax: (305) 500-3198

and

Greenberg Traurig, LLP
77 West Wacker Drive
Chicago, Illinois 60601
Attention: Paul Quinn
Fax: (312) 899-0333

if to Mr. Willis to:	1400 Post Oak Blvd., Suite 200
Houston, Texas 77056
Attention: Michael T. Willis
Tel: (713) 961-7310

or such address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto.  Each such notice, request or other communication shall be effective (i) when delivered personally, (ii) upon receipt of confirmation if telegraphed, or telecopied, or, (iii) if mailed, five business days after the date of the mailing.

Section 8.2             Amendments; No Waivers.

(a)           Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver has been approved pursuant to Section 2.1 above and is in writing and signed, in the case of an amendment, by each of DelStaff, Mr. Willis (if the amendment is to Articles II or IV) and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b)           No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 8.3             Further Assurance.  Each of the parties hereto shall use its reasonable best efforts to effectuate the transactions contemplated hereby as promptly as is reasonably practicable.  Each party hereto, at the reasonable request of another party hereto, shall execute and deliver, or cause to be delivered, such further certificates, instruments and other documents, and to take, or cause to be taken, such further actions as may be necessary or desirable for effecting the consummation of this Agreement and the transactions contemplated hereby.

Section 8.4             Successors and Assigns.  This Agreement shall not be assignable by operation of Law or otherwise. Subject to the preceding sentence, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 8.5             Entire Agreement.  This Agreement (including any exhibits hereto) constitutes the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

Section 8.6             No Third Party Beneficiaries.  Except as provided in Section 5.2, this Agreement is not intended to confer upon any Person other than the parties hereto any legal or equitable rights or remedies hereunder.

Section 8.7             Termination and Survival.  This Agreement shall terminate at the end of the Term.

(a)           In the event of termination of this Agreement, this Agreement (other than this Article VIII and Article III, which shall survive such termination (but only to the extent specified in Section 8.7(b) below in the case of Article III) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, no such termination shall relieve any party hereto of any liability or damages resulting from any breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

(b)           Article III shall survive the termination of this Agreement and shall continue until one (1) year after the termination of this Agreement.

Section 8.8             Governing Law; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.  Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement and any related agreement or the transactions contemplated hereby or thereby shall be brought exclusively in any federal or state court located in the State of Delaware, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient form.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party pursuant to Section 8.1 shall be deemed effective service of process on such party.

Section 8.9             WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY RELATED AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 8.10           Counterparts; Effectiveness.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each party hereto shall have received counterparts thereof signed by the other party hereto.

Section 8.11           Specific Performance.  Each party to this Agreement acknowledges and agrees that the parties’ respective remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of that fact, agrees that, in the event of a breach or threatened breach of the provisions of this Agreement, in addition to any remedies at law, each party, respectively, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

Section 8.12           Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, provided that, the parties hereto shall negotiate in good faith to attempt to place the parties in the same position as they would have been in had such provision not been held to be invalid, void or unenforceable.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first referred to above.

WESTAFF, INC.		DELSTAFF, LLC

By:	/s/ Ronald D. Stevens	By:	/s/ Michael Phillips
Name: Ronald D. Stevens		Name: Michael Phillips
Title: Director		Title: Manager

For the purposes of Articles II and IV only:

MICHAEL WILLIS

/s/ Michael Willis

For the purposes of Section 5.3 only:

W. ROBERT STOVER

/s/ W. Robert Stover

EXHIBIT A

Release